Exhibit 99
                               Signature Page

Designated Filer:              Blum Strategic GP II, L.L.C.
Statement for Month/Day/Year:  May 25, 2005
Issuer & Symbol:               CB Richard Ellis Group, Inc.(CBG)
Address of each Reporting Person for this Form 4:
            909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

June 6, 2005



BLUM STRATEGIC GP II, L.L.C.            BLUM STRATEGIC PARTNERS II, L.P.
                                        By:  BLUM STRATEGIC GP II, L.L.C.,
                                              its general partner



By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan
     -----------------------                ---------------------------
     Gregory D. Hitchan,                     Gregory D. Hitchan,
     Member and General Counsel              Member and General Counsel




BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
     its managing limited partner



By:  /s/ Gregory D. Hitchan
     ------------------------------
     Gregory D. Hitchan, Member and General Counsel